Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-276515 on Form S-3 and Registration Statement Nos. 333-172771, 333-195264, 333-207172, 333-212391, 333-226689, 333-232267, 333-239275, 333-257971, 333-272380 and 333-287822 on Form S-8 of our report dated March 5, 2026, relating to the financial statements of Gevo, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Denver, Colorado

March 5, 2026